Exhibit 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated March 16, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2005